As filed with the Securities and Exchange Commission on August 14, 1996

                           UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION  Registration No. ___________
                      WASHINGTON, D.C.  20549
                 __________________________________

                             FORM S-8
                      REGISTRATION STATEMENT
                               UNDER
                     THE SECURITIES ACT OF 1933
                 _________________________________

               TRAVELERS/AETNA PROPERTY CASUALTY CORP.
      (Exact name of registrant as specified in its charter)

      DELAWARE                                           06-1445591
      (State or other jurisdiction                       (I.R.S.Employer
      of incorporation or organization)                  Identification No.)

      ONE TOWER SQUARE
      HARTFORD, CONNECTICUT                              06183
      (Address of Principal Executive Offices)           (Zip Code)

         TRAVELERS/AETNA PROPERTY CASUALTY CORP. STOCK PURCHASE PLAN
                           (Full title of the plan)



                      JAMES M. MICHENER, ESQ.
                      GENERAL COUNSEL
                      TRAVELERS/AETNA PROPERTY CASUALTY CORP.
                      ONE TOWER SQUARE
                      HARTFORD, CONNECTICUT 06183
                   (Name and address of agent for service)

                      (203) 277-0111
                   (Telephone number, including
                   area code, of agent for service)

                             CALCULATION OF REGISTRATION FEE

Title of                           Proposed Maximum    Proposed Maximum         Amount of
Securities          Amount to be   Offering Price      Aggregate Offering       Registration
to be Registered    Registered     Per Share           Price                    Fee


Class A Common Stock,
$.01 par value
per share           150,000 (1)    $ 26.875     (2)    $ 4,031,250     (2)      $ 1,390.09   (2)


(1) This Registration Statement also covers such additional number of shares as may be issuable or saleable by reason of the operation of the anti-dilution provisions of the Travelers/Aetna Property Casualty Corp. Stock Purchase Plan that are covered by this Registration Statement.

(2) The registration fee for the securities registered hereby has been calculated pursuant to Rule 457(h) under the Securities Act and is based upon the average of the high and low sale price of the Class A Common Stock, par value $.01 per share, of Travelers/Aetna Property Casualty Corp. as reported on the New York Stock Exchange on August 13, 1996.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents are hereby incorporated by reference in this Registration Statement:

     (a) The Prospectus dated April 22, 1996 filed by Travelers/Aetna Property Casualty Corp. (the "Registrant") pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Act"), that contains audited financial statements for the Registrant's latest fiscal year;

     (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the financial statements referenced in subparagraph (a) above; and

     (c) The description of the Registrant's Common Stock contained in the Registrant's registration statement filed on Form S-1 under the Act dated April 22, 1996 (File No. 333-2254), which description is incorporated by reference into the Form 8-A filed under the Exchange Act on April 11, 1996 (File No. 1-14328) and any amendment or report filed for the purpose of further updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Subsection (a) of Section 145 of the Delaware General Corporation Law ("DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party





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

to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Subsection (b) of DGCL Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Other subsections of Section 145 further provide that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status




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

as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145. Section 3 of Article V of the Company's By-Laws provides that the Company shall indemnify its directors and officers to the fullest extent permitted by the DGCL.

     The Company also provides liability insurance for its directors and officers which provides for coverage against loss from claims made against directors and officers in their capacity as such, including liabilities under the Securities Act of 1933, as amended. In certain employment agreements, the Company or its subsidiaries have also agreed to indemnify certain officers against loss from claims made against such officers in connection with the performance of their duties under their employment agreements. Such indemnification is generally to the same extent as provided in the Company's By-laws.

     Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article TWELFTH of the Company's Restated Certificate of Incorporation limits the liability of directors to the fullest extent permitted by Section 102(b)(7).

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS.

          See Exhibit Index attached hereto.

ITEM 9.   UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;



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

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.





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

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.






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

                                    SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Travelers/Aetna Property Casualty Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, this 14th day of August, 1996.

                                   TRAVELERS/AETNA PROPERTY CASUALTY CORP.
                                   (Registrant)

                                         /s/ Robert I. Lipp
                                   By:_________________________
                                      Robert I. Lipp, President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on this 14th day of August, 1996.

     SIGNATURE                     CAPACITY

                                   Chairman of the Board, President and
     /s/ Robert I. Lipp            Chief Executive Officer (Principal
     ____________________          Executive Officer) and Director
     Robert I. Lipp



     /s/ William P. Hannon         Chief Financial Officer
     _____________________         (Principal Financial Officer)
     William P. Hannon


     /s/ Christine B. Mead         Chief Accounting Officer
     _____________________         (Principal Accounting Officer)
     Christine B. Mead


              *
     ____________________          Director
     Kenneth J. Bialkin


              *
     ____________________          Director
     John J. Byrne




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

     SIGNATURE                CAPACITY

              *
     ____________________     Director
     James Dimon

              *
     ____________________     Director
     Dudley C. Mecum

              *
     _____________________    Director
     Roberto G. Mendoza

              *
     _____________________    Director
     Frank J. Tasco

              *
     _____________________    Director
     Sanford I. Weill

              *
     ____________________     Director
     Arthur Zankel



     /s/ William P. Hannon
*By: ____________________
     William P. Hannon
     Attorney-in-fact under the
     Powers of Attorney filed
     as Exhibit 24 hereto.





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

EXHIBIT INDEX



Exhibit
Number    Description of Document


5 Opinion of James M. Michener, with respect to the legality of the securities being registered (filed herewith)

23.1 Consent of James M. Michener (included in his consent filed as Exhibit 5)

23.2      Consent of KPMG Peat Marwick LLP (filed herewith)

23.3      Consent of KPMG Peat Marwick LLP (filed herewith)

24 Powers of Attorney of certain directors of the Registrant (filed herewith)

28.1 Information from Reports Furnished to State Insurance Regulatory Authorities. Schedule P of the Combined Annual Statement of
          The Travelers Insurance Group Inc. and its affiliated property and casualty insurers (incorporated by reference to Exhibit 28.01 of the Form 10-K for the year ended December 31, 1995 of Travelers Group Inc. (File No. 1-9924).

28.2 Information from Reports Furnished to State Insurance Regulatory Authorities. Schedule P of the Combined Annual Statement of Aetna Life and Casualty Company and its affiliated property and casualty insurers (incorporated by reference to Exhibit 28 of the Form 10-K for the year ended December 31, 1995 of Aetna Life and Casualty Company (File No. 1-5704).





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